Exhibit 10.1

AIRCRAFT TIME SHARING

AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is entered into this 21st day of December, 2006, between General Mills Sales, Inc., whose principal address is Number One General Mills Boulevard, Minneapolis, Minnesota 55426 (hereinafter referred to as “Operator”) and Stephen W. Sanger, whose principal address is Number One General Mills Boulevard, Minneapolis, Minnesota 55426 (hereinafter referred to as “Lessee”).

RECITALS

WHEREAS, Operator has operational control of certain civil aircraft set forth on Exhibit A of this Agreement (herein after referred to collectively as the “Aircraft” and each individually as an “Aircraft”), and

WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft, and

WHEREAS, Operator and Lessee desire to lease said Aircraft and flight crew on a Time Sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”) on such terms and conditions as are mutually satisfactory to both parties.

The parties agree as follows:

TERM

This Agreement shall commence on December 21, 2006, and continue until such time as Operator or Lessee terminates this Agreement. Either party may at any time terminate this Agreement upon thirty (30) days’ written notice to the other party.

LEASE OF AIRCRAFT

Lessee shall pay Operator for expenses related to each flight in the amounts allowed under FAR 91.501(d) for each specific flight. These expenses shall be limited to:

1)	Fuel, oil, lubricants and other additives.
2)	Travel expenses of the crew, including food, lodging and ground transportation.
3)	Hangar and tie down costs away from the Aircrafts’ base of operation.
4)	Insurance obtained for the specific flight.
5)	Landing fees, airport taxes and similar assessments.
6)	Customs, foreign permit, and similar fees directly related to the flight.
7)	In-flight food and beverages.
8)	Passenger ground transportation.
9)	Flight planning and weather contract services.
10)	An additional charge equal to up to 100% of the expenses listed in (1) of this paragraph.

Operator shall pay all expenses related to the operation of the Aircraft and shall provide an invoice and bill to Lessee for the expenses enumerated in the list above by the 15th day of the month following the month in which any flight or flights for the account of the Lessee occur, or with regard to expenses that remain undeterminable as of that date, as soon as practicable thereafter. Lessee shall pay Operator for said expenses within 14 days of receipt of the invoice and bill therefore.

TAXES

Lessee shall pay to Operator the commercial Federal excise tax imposed on the transportation of persons for flights conducted under this Agreement. Amounts due for taxes shall be included on the invoices submitted to Lessee.

PILOTS

Operator shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

SCHEDULING

Lessee shall provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least 24 hours prior to Lessee’s planned departure. Requests for flight time shall be in a form, whether oral or written, mutually convenient to, and agreed to by the parties. The Lessee shall provide at least the following for each proposed flight prior to scheduled departure:

1)	Proposed departure point;
2)	Destination;
3)	The date and time of flight;
4)	The number of anticipated passengers;
5)	The nature and extent of luggage;
6)	The date and time of a return flight; and
7)	Any other information concerning the proposed flight that may be pertinent or required by Operator or Operator’s flight crew.

Operator shall have final authority over the scheduling of the Aircraft, provided, however, that Operator will use its best efforts to resolve any conflicts in scheduling in a fair and equitable manner.

MAINTENANCE

Operator shall be solely responsible for securing maintenance, preventative maintenance and required or otherwise necessary inspections on the Aircraft. The Aircraft shall be inspected in accordance with and maintained in an airworthy condition in accordance with applicable rules and regulations of FAR Part 91 during the term of this Agreement. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft for Lessee. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition, which in his judgment would compromise the safety of the flight.

OPERATIONAL CONTROL

At any time during which a flight is made by or on behalf of Lessee under this Agreement, Operator shall have possession, command and control of the Aircraft. Operator shall have complete and exclusive responsibility for (i) scheduling, dispatching and flight of the Aircraft on all flights conducted pursuant to this Agreement, (ii) the physical and technical operation of the Aircraft and (iii) the sole performance of all flights. Operator shall have operational control of the Aircraft for all purposes of the Federal Aviation Regulations. Notwithstanding the foregoing, the pilot-in-command of each flight shall have the final authority with respect to (i) the initiation or termination of any flight, (ii) selection of the routing of any flight, (iii) determination of the load to be carried and (iv) all decisions relating to the safety of any flight. The parties further agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

WARRANTIES

Operator makes no representations or warranties, whether expressed or implied, other than those set forth in this Agreement, including, but not limited to, any warranty of merchantability or fitness for a particular purpose with respect to the services to be performed hereunder or the use of the Aircraft.

LIMITATION OF LIABILITY

Operator shall not be liable for any special, incidental, indirect or consequential damages or for lost profits or revenues in connection with the furnishing, performance or use of the services to be performed hereunder, in the absence of gross negligence or willful misconduct on its part or that of its officers, employees or agents.

INSURANCE

Operator may maintain such insurance coverage with respect to the Aircraft and any flights made under this Agreement as Operator may elect in its sole discretion, including aircraft physical damage coverage (hull insurance) and liability coverage for bodily injury and property damage. Operator shall retain all rights and benefits with respect to the proceeds payable under the hull insurance as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement. Lessee shall be named as an additional insured on liability insurance policies maintained by Operator on the Aircraft with respect to flights conducted pursuant to this Agreement. Any hull insurance maintained by Operator on the Aircraft shall include a waiver of any rights of subrogation of the insurers against Lessee. Notwithstanding the foregoing and subject to the limitations of FAR 91.501(d), upon Operator’s request, Lessee shall, at Operator’s request, reimburse Operator for the cost and expense of any additional insurance obtained for any specific flight.

USE OF AIRCRAFT

Use of Aircraft by Lessee shall be for Lessee’s own account and shall be subject to the use limitations set forth in FAR Sections 91.501 and 91.321. Lessee is hereby expressly prohibited from using the Aircraft for the transportation of passengers or cargo for compensation or hire.

Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of security interest involving the Aircraft or do anything or take any action that might mature into such a lien.

During the term of this Agreement, Lessee will abide by and conform to all applicable laws, governmental and airport orders, rules and regulations.

GENERAL PROVISIONS

A.

This Agreement and all the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Minnesota without giving effect to its conflicts of laws and principles.

B.

This Agreement supersedes all prior written agreements and understandings between the parties with respect to the subject matter hereof, and no modification, termination or attempted waiver shall be valid unless in writing and signed by both parties below.

C.

The Aircraft are and all times shall remain the owned or leased property of the Operator, and Lessee shall have no right, title or interest therein or in the proceeds thereof except as expressly permitted hereunder.

D.

If any clause or provision herein shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, such adjudication shall not affect the validity of any other clause or provision, which shall remain in full force and effect.

E.

No party shall have the right to assign its interest or rights under this Agreement, in whole or part, without the prior written consent of the other party, except that the Operator may assign its interest to a wholly-owned affiliate without the consent of Lessee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

OPERATOR General Mills Sales, Inc.
By:	/s/ John G. Smith
John G. Smith, Vice President

LESSEE

/s/ Stephen W. Sanger
Stephen W. Sanger

Exhibit A

AIRCRAFT

Year, Make & Model	Serial Number	Registration Number	Registered Owner
1993 Cessna Citation VII	650-7023	N6110	AESR, LLC (leased to General Mills Sales, Inc.)
1999 Cessna Citation X	750-0066	N750GM	General Mills Sales, Inc.
2003 Cessna Citation X	750-0207	N751GM	General Mills Sales, Inc.

TRUTH IN LEASING

STATEMENT

THE AIRCRAFT, 1993 CESSNA CITATION VII, SERIAL #650-7023, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N6110, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.

DURING THE DURATION OF THIS LEASE, GENERAL MILLS SALES, INC., A DELAWARE CORPORATION WHOSE PRINCIPAL ADDRESS IS NUMBER ONE GENERAL MILLS BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, IS CONSIDERED RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

I, THE UNDERSIGNED, ON BEHALF OF GENERAL MILLS SALES, INC., A DELAWARE CORPORATION WHOSE PRINCIPAL ADDRESS IS NUMBER ONE GENERAL MILLS BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, CERTIFY THAT I AM RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT I UNDERSTAND MY RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

General Mills Sales, Inc. (Operator)

/s/ John G. Smith	12/21/06 at 9 am
John G. Smith, Vice President	Date and time of execution

Stephen W. Sanger (Lessee)

/s/ Stephen W. Sanger	12/21/06 at 9 am
Date and time of execution

TRUTH IN LEASING

STATEMENT

THE AIRCRAFT, 1999 CESSNA CITATION X, SERIAL #750-0066, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N750GM, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.

DURING THE DURATION OF THIS LEASE, GENERAL MILLS SALES, INC., A DELAWARE CORPORATION WHOSE PRINCIPAL ADDRESS IS NUMBER ONE GENERAL MILLS BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, IS CONSIDERED RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

I, THE UNDERSIGNED, ON BEHALF OF GENERAL MILLS SALES, INC., A DELAWARE CORPORATION WHOSE PRINCIPAL ADDRESS IS NUMBER ONE GENERAL MILLS BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, CERTIFY THAT I AM RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT I UNDERSTAND MY RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

General Mills Sales, Inc. (Operator)

/s/ John G. Smith	12/21/06 at 9 am
John G. Smith, Vice President	Date and time of execution

Stephen W. Sanger (Lessee)

/s/ Stephen W. Sanger	12/21/06 at 9 am
Date and time of execution

TRUTH IN LEASING

STATEMENT

THE AIRCRAFT, 2003 CESSNA CITATION X, SERIAL #750-0207, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N751GM, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.

DURING THE DURATION OF THIS LEASE, GENERAL MILLS SALES, INC., A DELAWARE CORPORATION WHOSE PRINCIPAL ADDRESS IS NUMBER ONE GENERAL MILLS BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, IS CONSIDERED RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

I, THE UNDERSIGNED, ON BEHALF OF GENERAL MILLS SALES, INC., A DELAWARE CORPORATION WHOSE PRINCIPAL ADDRESS IS NUMBER ONE GENERAL MILLS BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, CERTIFY THAT I AM RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT I UNDERSTAND MY RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

General Mills Sales, Inc. (Operator)

/s/ John G. Smith	12/21/06 at 9 am
John G. Smith, Vice President	Date and time of execution

Stephen W. Sanger (Lessee)

/s/ Stephen W. Sanger	12/21/06 at 9 am
Date and time of execution